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Exhibit 5.1

October 17, 2014

Legacy Reserves LP
303 W. Wall St., Suite 1800
Midland, Texas 79701

Ladies and Gentlemen:

        We have acted as special counsel to Legacy Reserves LP, a Delaware limited partnership (the "Partnership"), Legacy Reserves Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership ("Finance Corp."), Legacy Reserves Operating LP, a Delaware limited partnership and wholly owned subsidiary of the Partnership ("Operating LP"), Legacy Reserves Operating GP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership ("OLP GP"), Legacy Reserves Services, Inc., a Texas corporation and wholly owned subsidiary of the Partnership ("Services" and, together with Operating LP and OLP GP, the "Guarantors" and, collectively with the Partnership, Finance Corp., Operating LP and OLP GP, the "Registrants"), in connection with the preparation of amendment no. 1 to a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on October 17, 2014. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of up to an aggregate of $300,000,000 of an indeterminate number or amount of (i) units representing limited partner interests in the Partnership (the "Units"), (ii) preferred units representing limited partner interests in the Partnership (the "Non-Series Preferred Units"), (iii) 8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the "Series A Preferred Units"), (iv) 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the "Series B Preferred Units" and, together with the Non-Series Preferred Units and the Series A Preferred Units, the "Preferred Units"), (v) debt securities, which may be either senior or subordinated in right of payment, and may be issued in one or more series (the "Debt Securities"), by the Partnership and, if applicable, Finance Corp. and (vi) guarantees (the "Guarantees") with respect to the Debt Securities by some or all of the Guarantors.

        The Units, the Preferred Units, the Debt Securities and the Guarantees are referred to herein collectively as the "Securities." The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable Prospectus Supplements. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

        The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities, in the form filed as Exhibit 4.4 to the Registration Statement, among the Partnership, Finance Corp. and the trustee to be named therein (such indenture, as may be supplemented by one or more supplemental indentures thereto, collectively, the "Senior Indenture"), or (ii) an indenture governing subordinated debt securities, in the form filed as Exhibit 4.5 to the Registration Statement, among the Partnership, Finance Corp. and the trustee to be named therein (such indenture, as may be supplemented by one or more supplemental indentures thereto, collectively, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such indenture, as amended and supplemented by a supplemental indenture thereto, to which each guarantor providing a Guarantee of the Debt Securities of such series shall be a party.

        In arriving at the opinions expressed below, we have examined the following:

  (i)
  the Certificate of Limited Partnership and the Fourth Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership (collectively, the "Partnership Documents"), in each case as amended to date;

  (ii)
  the Certificate of Incorporation and the Bylaws of Finance Corp. (collectively, the "Finance Corp. Documents"), in each case as amended to date;

  (iii)
  the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement (collectively, the "GP Documents") of Legacy Reserves GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), in each case as amended to date;

  (iv)
  the Certificate of Limited Partnership and the Agreement of Limited Partnership of Operating LP (collectively, the "Operating LP Documents");

  (v)
  the Certificate of Formation and the Limited Liability Company Agreement of OLP GP (collectively, the "OLP GP Documents");

  (vi)
  the Certificate of Formation and the Bylaws of Services (collectively, the "Services Documents") and together with the Partnership Documents, the Finance Corp. Documents, the GP Documents, the Operating LP Documents and the OLP GP Documents, the "Constituent Documents");

  (vii)
  a specimen of the certificate representing the Units;

  (viii)
  specimens of the certificates representing the Series A Preferred Units and the Series B Preferred Units;

  (ix)
  the Registration Statement;

  (x)
  the Prospectus;

  (xi)
  the forms of the Indentures filed as Exhibits 4.4 and 4.5 to the Registration Statement; and

  (xii)
  the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Registrants, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

        In rendering the opinions expressed below, we have assumed that:

  (i)
  the Constituent Documents will not have been amended in any manner that would affect any legal conclusion set forth herein;

  (ii)
  the consideration paid for any Units or Preferred Units will comply with Article V of the Partnership Agreement;

  (iii)
  the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units;

  (iv)
  the certificates for the Preferred Units will conform to the specimens thereof to be examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Preferred Units;

  (v)
  the certificates for the Series A Preferred Units and the Series B Preferred Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Series A Preferred Units and the Series B Preferred Units;

  (vi)
  any supplemental indenture to either of the Indentures and any resolution of the board of directors and/or any officer's certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors and/or officer's certificate; and

  (vii)
  the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance of the applicable Registrant's obligations thereunder or in respect thereof (including, without limitation, its obligations under each of the Indentures with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the Constituent Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law, providing that no law regulating the maximum rate of interest which may be charged, taken or received shall apply to any loan in the amount of $2.5 million or more, will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of the Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the

    General Partner (on behalf of the Partnership, Operating LP and OLP GP), Services and Finance Corp., as applicable, and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
With respect to the Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (b) in the case of an offering of the Units by the Partnership, such Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable, except as such non-assessability may be affected by the matters described below:

•
If a court were to determine that the right or exercise of the right provided under the Partnership Agreement by the holders of Units and any Preferred Units (collectively, the "Limited Partners") of the Partnership as a group (i) to remove or replace the General Partner, (ii) to approve certain amendments to the Partnership Agreement or (iii) to take certain other actions under the Partnership Agreement constituting "participation in the control" of the Partnership's business for purposes of Section 17-303 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), then the Limited Partners could be held personally liable for the Partnership's obligations under the laws of Delaware, to the same extent as the General Partner with respect to persons who transact business with the Partnership and reasonably believe that such Limited Partner is a general partner.

•
Under Section 17-607 of the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years.

•
Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of the Partnership's ownership of OLP GP and Operating LP or otherwise, it were determined that the Partnership was conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the Limited Partners as a group to remove or replace the General Partner, to approve certain amendments to the Partnership Agreement, or to take other action under the Partnership constitutes or constituted "participation in the control" of the Partnership's business for purposes of the statutes of any relevant jurisdiction, then the Limited Partners could be held personally liable for the obligations of the Partnership under the law of that jurisdiction to the same extent as the General Partner under the circumstances.

2.
With respect to the Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the offering thereof and related matters and (b) in the case of an offering of the Preferred Units by the Partnership, such Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Preferred Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable, except as such non-assessability may be affected by the matters described in the three bullets under paragraph 1 above.

3.
With respect to any series of Debt Securities to be issued under either of the Indentures, when (a) such Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., if applicable, and by the trustee under such Indenture, (b) the applicable supplement, if any, to such Indenture, has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., if applicable, and the Guarantors, as applicable, and by the trustee under such Indenture, or the applicable resolution of the board of directors has been duly authorized and validly executed and delivered by each of the General Partner and Finance Corp., as applicable, or the applicable officer's certificate has been validly executed and delivered by a duly authorized officer of each of the General Partner and Finance Corp., as applicable, in each case, in accordance with the terms of such Indenture, (c) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (d) each of the Partnership and Finance Corp., if applicable, has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable supplement, if any, to such Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each of the General Partner and Finance Corp., as applicable, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of each of the Partnership and Finance Corp., if applicable.

4.
With respect to the Guarantees of any series of Debt Securities to be issued by the Guarantors under either of the Indentures, when (a) the Partnership, Finance Corp., if applicable, and the Guarantors have taken all necessary partnership, limited liability company or corporate action, as applicable, to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which each Guarantor agrees to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., if applicable, and each of the Guarantors and by the trustee under such Indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable supplement, if any, to such Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each of the General Partner (on behalf of the Partnership, Operating LP and OLP GP), Services and Finance Corp., as applicable, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of each of the Guarantors.

        Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

        With respect to our opinions expressed above as they relate to Debt Securities and the Guarantees or other obligations of the Registrants, as applicable, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

        We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas, the Delaware Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Andrews Kurth LLP

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  Exhibit 5.1